Exhibit 23.1.2

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use in the Registration Statement of Generex Biotechnology Corporation (the "Company") on Form 10 of our joint report with Withum, Smith & Brown dated October 3, 1997, on the consolidated financial statements of the Company as of July 31, 1997 and for the year then ended, and for the period November 2, 1995 (date of inception) to July 31, 1996, which consolidated financial statements appear in the Registration Statement.



Mintz & Partners
Toronto, Ontario
December 14, 1998